                                                                    EXHIBIT 10.6

                        SEPARATION AGREEMENT AND RELEASE

            This Separation Agreement and Release ("Agreement") is made by and between SmartForce (the "Company"), and Thomas Francis McKeagney ("Employee") (jointly referred to as the "Parties"). The Parties desire to enter into this Agreement for the purposes of reaching an amicable termination of their employment relationship and to promoting harmonious relations in the future.

            WHEREAS, Employee was employed by the Company;

            WHEREAS, the Company and Employee have entered into an Employment, Confidential Information and Invention Assignment Agreement (the
"Confidentiality Agreement");

            WHEREAS, the Company has granted Employee options to purchase shares of the Company's ordinary shares (the "Options") subject to the terms and conditions of the Company's 1994 Share Option Plan and the 1996 Supplemental Stock Plan (the "Plans") represented by stock option agreements dated October 16, 1999 (for a total of 28,000 shares), October 16, 1998 (for a total of 6,195 shares), October 16, 1998 (for a total of 5,805 shares), December 9, 1998 (for a total of 100,000 shares), July 2, 1999 (for a total of 80,000 shares), April 17, 2000 (for a total of 70,000 shares), and April 5, 2001 (for a total of 130,000 shares) (the stock option agreements, shall be referred to as the "Stock Option Agreements"); and

            WHEREAS, Employee shall resign from his position with the Company as Executive Vice President, Research & Development effective April 8, 2002 (the "Resignation Date"), and Employee shall resign from his employment with the Company effective April 30, 2002 (the "Termination Date").

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

            1.    Consideration.

                  (a) The Company agrees to pay Employee his base salary plus draw, less applicable withholding, through the Termination Date.

                  (b) The Company shall reimburse Employee for the payments he makes for COBRA coverage through March 31, 2003, or until Employee has secured other employment, whichever occurs first, provided Employee timely elects and pays for COBRA coverage. COBRA reimbursement shall be made by the Company to Employee within fifteen (15) days of Employee's provision to the Company of documentation substantiating his payments for COBRA coverage.

                  (c) Following Employee's Termination Date and the Effective Date of this Agreement, Employee shall make himself available a minimum of 15 hours per week as an independent contractor to assist with transitional issues, providing consulting services to the Company through June 30, 2002 (the "Consulting Term"), pursuant to the written consulting agreement (the "Consulting Agreement"), attached hereto as Exhibit A.

                  (d) The Company shall pay Employee eighteen thousand, seven hundred and fifty dollars per month ($18,750), less applicable withholding, for nine months, for the period beginning July 1, 2002 and ending March 31, 2003 (the "Payment Period") for a total of one hundred sixty-eight thousand, seven hundred and fifty dollars ($168,750), less applicable withholding. The first payment will be made on July 31, 2002 and the last will be made on March 31, 2003. During the Payment Period, Employee will not be entitled to accrual of any employee benefits, including, but not limited to, vesting in stock options or vacation benefits.

                  (e) The Company shall modify Employee's Stock Option Agreements to provide that the vesting of those shares which would have otherwise vested during the period beginning May 1, 2002 and ending March 31, 2003 will be accelerated so that such shares are fully vested and exercisable on April 30, 2002. A list of the shares to be accelerated by option is attached hereto for your reference as Exhibit B. Additionally, the Company shall modify the Employee's Stock Option Agreements to provide for a post-termination exercise period that expires on May 31, 2003. All other terms of the existing Stock Option Agreements and Plan shall continue to govern the exercise and vesting of Employee's options to purchase common stock of the Company, and if applicable, the Company's right to repurchase any common stock purchased pursuant to such options.

                  (f) The Company agrees to pay Employee, on January 31, 2003, an amount which represents the same percentage of his annual bonus opportunity that the CEO's current direct reports receive. Employee's annual bonus opportunity for 2002 would have been $75,000, less applicable withholding, at 100%. So, by way of example, if the CEO's current direct reports receive 50% of their annual bonus opportunity, Employee will receive $37,500, less applicable withholding. If no bonuses are paid, Employee will not receive a payment. At the end of January 2003, SmartForce will provide written confirmation signed by an authorized officer of the Company as to the percentage paid.

                  (g) The Company agrees to pay for one trip to Ireland for Employee and his family between April 30, 2002 and March 31, 2003. Travel must be booked through SmartForce's designated travel agent in Ireland.

      2. Payment of Salary. On April 30, 2002, the Company will pay the Employee all accrued and unused vacation time. No further vacation will accrue after the Termination Date. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, housing allowances, relocation costs, interest, severance, fees, stock, stock options, vesting, commissions and any and all other benefits and compensation due to Employee once the above mentioned payments are made.

      3. Benefits. Employee's health insurance benefits with the Company will cease on the Termination Date, subject to Employee's right to convert his health insurance benefits to individual coverage pursuant to COBRA. All other benefits and incidents of employment will cease on the Termination Date.

      4. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company's trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee's signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee as a result of his employment with the Company, or otherwise belonging to the Company.

      5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, directors, agents and employees. Employee hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, (the "Releasees") from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

                  (a) any and all claims relating to or arising out of Employee's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                  (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers' compensation and disability benefits;

                  (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Age Discrimination in Employment Act of 1967; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Restraining Notification Act; the Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act, and the California Labor Code;

                  (e) any and all claims for violation of the federal, or any state, constitution;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (g)   any and all claims for attorneys' fees and costs.

Employee acknowledges and agrees that any breach by him of this paragraph or of his obligations under paragraphs 7 or 10 hereof or of any provision of the Confidentiality Agreement, shall constitute a material breach of this Agreement, and shall entitle the Company immediately to recover the consideration provided to Employee by this Agreement, except as provided by law. Except as provided by law, Employee shall also be responsible to the Company for all costs, attorneys' fees and any and all damages incurred by the Company in: (a) enforcing his obligations under this paragraph, paragraphs 7 and 10 and the Confidentiality Agreement, including the bringing of any action to recover the consideration, and (b) defending against a claim brought or pursued by Employee in violation of the terms of this Agreement.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

      6. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (d) this Agreement shall not be effective until the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.


      7. Civil Code Section 1542. Employee represents that he is not aware of any claims against any of the Releasees. Employee acknowledges that he has been advised to consult legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

      8. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees that he will not apply for employment with the Company, its subsidiaries or related companies, or any successor.

      9. No Future Lawsuits. Employee represents that he does not intend to bring any claims on behalf of Employee or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

      10. No Cooperation. Employee agrees that he will not act in any manner that might damage the business of the Company. The Parties acknowledge that Employee's employment with any of the Company's competitors shall not, in and of itself, constitute a breach of this provision. Employee further agrees that he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

      11. Non-Disparagement. Each party agrees to refrain from any defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other. All inquiries by potential future employers of Employee will be directed to the Company `s Human Resources Department. Upon inquiry, the Company shall only state the following: Employee `s last position and dates of employment.

      12. Confidentiality. The Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Separation Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Separation Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Separation Information. The Parties hereto agree to take every precaution to disclose Separation Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Separation Information.

      13. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the other party or to any third party.

      14. Arbitration. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES AND CALIFORNIA LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.

      15. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

      16. No Representations. Employee represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company which are not specifically set forth in this Agreement.

      17. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      18. Attorneys' Fees. Except as provided in paragraph 5 hereof, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

      19. Entire Agreement. This Agreement, and the attached exhibits, represents the entire agreement and understanding between the Company and Employee concerning Employee's employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company, with the exception of the Confidentiality Agreement, the Plan, and the Stock Option Agreements.

      20. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the President of the Company.

      21. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard to choice of law provisions.

      22. Effective Date. This Agreement will become effective after it has been signed by both Parties and after seven days have passed since Employee signed the Agreement (the "Effective Date"). Each party has seven days after that party signs the Agreement to revoke it.

      23. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

      24. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

            (a) They have read this Agreement;

            (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

            (c) They understand the terms and consequences of this Agreement and of the releases it contains;

            (d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.
                                       SMARTFORCE

Dated:                                 By       /s/ Greg Priest
       -----------------                  -------------------------------------
                                                Greg Priest, Chairman & CEO

                                       Thomas Francis McKeagney, an individual

Dated:     5/1/2002                             /s/ F. McKeagney
       -----------------               ----------------------------------------
                                       Thomas Francis McKeagney

Exhibit A - Consulting Agreement

                                   SMARTFORCE
                              CONSULTING AGREEMENT

This Consulting Agreement ("AGREEMENT") is entered into as of May 1, 2002 by and between SmartForce (the "COMPANY") and Thomas Francis McKeagney ("CONSULTANT"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows:

      1. Services and Compensation. Consultant agrees to perform for the Company the services described in Exhibit A (the "SERVICES"), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant's performance of the Services.

      2. Confidentiality.

            A. Definition. "CONFIDENTIAL INFORMATION" means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company's products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

            B. Nonuse and Nondisclosure. Consultant will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party. Consultant agrees that all Confidential Information will remain the sole property of the Company. Consultant also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. Without the Company's prior written approval, Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with the Company.

            C. Former Client Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any. Consultant also agrees that Consultant will not bring onto the Company's premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

            D. Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that, during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

            E. Return of Materials. Upon the termination of this Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Consultant may have in Consultant's possession or control.

      3. Ownership.

            A. Assignment. Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement that relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with or that Consultant may become associated with in work, investigation or experimentation in the Company's line of business in performing the Services under this Agreement (collectively, "INVENTIONS"), are the sole property of the Company. Consultant also agrees to assign (or cause to be assigned) and hereby assigns fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions.

            B. Further Assurances. Consultant agrees to assist Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect to all Inventions, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions. Consultant also agrees that Consultant's obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement.

            C. Pre-Existing Materials. Subject to SECTION 3.A, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed under this Agreement any pre-existing invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant will inform Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Consultant will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company's prior written permission.

            D. Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in SECTION 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney-in-fact, to act for and on Consultant's behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant.

      4. Conflicting Obligations.

            A. Conflicts. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such conflicting agreement during the term of this Agreement. Consultant's violation of this
Section 4.A will be considered a material breach under SECTION 6.A.

            B. Substantially Similar Designs. In view of Consultant's access to the Company's trade secrets and proprietary know-how, Consultant agrees that Consultant will not, without Company's prior written approval, design identical or substantially similar designs as those developed under this Agreement for any third party during the term of this Agreement and for a period of 12 months after the termination of this Agreement. Consultant acknowledges that the obligations in this SECTION 4 are ancillary to Consultant's nondisclosure obligations under SECTION 2.

      5. Reports. Consultant also agrees that Consultant will, from time to time during the term of this Agreement or any extension thereof, keep the Company advised as to Consultant's progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the time required to prepare such written reports will be considered time devoted to the performance of the Services.

      6. Term and Termination.

            A. Term. The term of this Agreement will begin on the date of this Agreement and will continue until June 30, 2002. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

            B. Survival. Upon such termination, all rights and duties of the Company and Consultant toward each other shall cease except:

                  (1) The Company will pay, within 30 days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, submitted in accordance with the Company's policies and in accordance with the provisions of Section 1 of this Agreement; and

                  (2) Section 2 (Confidentiality), Section 3 (Ownership),
Section 4 (Conflicting Obligations), Section 7 (Independent Contractor; Benefits), Section 8 (Indemnification) and Section 9 (Arbitration and Equitable Relief) will survive termination of this Agreement.

      7. Independent Contractor; Benefits.

            A. Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

            B. Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company. If Consultant is reclassified by a state or federal agency or court as Company's employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company's benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

      8. Indemnification. Consultant agrees to indemnify and hold harmless the Company and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys' fees and other legal expenses, arising directly or indirectly from or in connection with
(i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant's assistants, employees or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, (iii) any breach by the Consultant or Consultant's assistants, employees or agents of any of the covenants contained in this Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or
(v) any violation or claimed violation of a third party's rights resulting in whole or in part from the Company's use of the work product of Consultant under this Agreement.

      9. Arbitration and Equitable Relief.

            A. Arbitration. Consultant agrees that any and all controversies, claims or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company, in its capacity as such or otherwise) arising out of, relating to or resulting from Consultant's performance of the Services under this Agreement or the termination of this Agreement, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the "RULES") and pursuant to California law. CONSULTANT AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO, ALL DISPUTES ARISING FROM OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO: ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION OR WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. Consultant understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Consultant.

            B. Procedure. Consultant agrees that any arbitration will be administered by the American Arbitration Association ("AAA"), and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. Consultant agrees that the arbitrator will have the power to decide any motions brought by any party to the arbitration, including discovery motions, motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Consultant agrees that the arbitrator will issue a written decision on the merits. Consultant also agrees that the arbitrator will have the power to award any remedies, including attorneys' fees and costs, available under applicable law. Consultant understands that the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA, except that Consultant shall pay the first $200.00 of any filing fees associated with any arbitration Consultant initiates. Consultant agrees that the arbitrator will administer and conduct any arbitration in a manner consistent with the Rules and that, to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules will take precedence.

            C. Remedy. Except as provided by the Rules, arbitration will be the sole, exclusive and final remedy for any dispute between the Company and Consultant. Accordingly, except as provided for by the Rules, neither the Company nor Consultant will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding the foregoing, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

            D. Availability of Injunctive Relief. In addition to the right under the Rules to petition the court for provisional relief, Consultant agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of Sections 2 (Confidentiality), 3 (Ownership) or 4 (Conflicting Obligations) of this Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code Section 2870. In the event either the Company or Consultant seeks injunctive relief, the prevailing party will be entitled to recover reasonable costs and attorneys' fees.

            E. Administrative Relief. Consultant understands that this Agreement does not prohibit Consultant from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude Consultant from pursuing court action regarding any such claim.

            F. Voluntary Nature of Agreement. Consultant acknowledges and agrees that Consultant is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Consultant further acknowledges and agrees that Consultant has carefully read this Agreement and has asked any questions needed to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Consultant is waiving its right to a jury trial. Finally, Consultant agrees that Consultant has been provided an opportunity to seek the advice of an attorney of its choice before signing this Agreement.

      10. Miscellaneous.

            A. Governing Law. This Agreement shall be governed by the laws of California without regard to California's conflicts of law rules.

            B. Assignability. Except as otherwise provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement.

            C. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement.

            D. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

            E. Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via facsimile (with receipt of confirmation of complete transmission) to the party at the party's address or facsimile number written below or at such other address or facsimile number as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective 3 business days after mailing in accordance with this Section 10(E).

                 (1)    If to the Company, to:
                        SmartForce
                        Attention:  Legal Department
                        900 Chesapeake Drive
                        Redwood City, CA  94063
                        (650) 817-5900
                        (650) 817-5062

                  (2) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

            F. Attorneys' Fees. In any court action at law or equity that is brought by one of the parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, in addition to any other relief to which that party may be entitled.

            G. Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

                 (Remainder of page intentionally left blank.)

      IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.


CONSULTANT                               SMARTFORCE

By:                                      By:
    -------------------------------          ----------------------------------
Name:                                    Name:
      -----------------------------            --------------------------------
Title:                                   Title:
       ----------------------------             -------------------------------
Address for Notice:

-----------------------------------

-----------------------------------

-----------------------------------

                                    EXHIBIT A
                            Services and Compensation

      1.    Contact. Consultant's principal Company contact:

            Name: Greg Priest

            Title: Chairman & CEO

      2. Services. The Services shall include, but shall not be limited to, the following:

      CONSULTANT SHALL PROVIDE CONSULTING ASSISTANCE DURING THE PERIOD COMMENCING MAY 1, 2002 AND TERMINATING JUNE 30, 2002. CONSULTANT SHALL BE AVAILABLE TO PROVIDE ADVICE A MINIMUM OF 15 HOURS PER WEEK.

      3.    Compensation.

            A. The Company will pay Consultant a flat fee of $18,750, less applicable withholdings, per month for the months of May, 2002 and June, 2002. The Company will make two payments, one on May 31, 2002 and one on June 30, 2002. Such payments may be made electronically at the Consultant's discretion.

            B. The Company will reimburse Consultant for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.


Accepted and agreed as of [_____], [_____].

CONSULTANT                               SMARTFORCE

By:                                      By:
    -------------------------------         -----------------------------------
Name:                                    Name:
      -----------------------------            --------------------------------
Title:                                   Title:
      -----------------------------             -------------------------------

Exhibit B - Accelerated Options Schedule

---------------------------------------------------------------------------------------------------------------
                                                                                     Shares to Vest Between
                                                     Remaining Shares Which            April 30, 2002 and
                                                        Are Vested and                March 31, 2003 (which
                                                         Exercisable on            will be accelerated so that
Option Date     Shares Granted     Exercise Price        April 30, 2002             they are fully vested and
                                                                                  exercisable on April 30, 2002
---------------------------------------------------------------------------------------------------------------
 10-16-98           28,000             6.9375                3,500(1)                          0
 10-16-98            6,195             6.9375                  2,208                          250
 10-16-98            5,805             6.9375                 292(1)                           0
  12-9-98           100,000            9.9375                 18,750                         16,667
  7-2-99            80,000             16.4375                46,662                         18,333
  4-17-00           70,000              31.00                 35,000                         16,041
  4-5-01            130,000            19.0625                32,500                         37,916
---------------------------------------------------------------------------------------------------------------

(1) The option is fully vested on April 30, 2002. This figure represents those shares which have not yet been exercised.